SATISFACTION AND RELEASE

Upon receipt of the payment of one half (1/2) of the proceeds from the sale of the Rock Creek and Lewiston properties owned by Nugget Exploration, Inc. in Fremont County, Wyoming after all commissions, fees, taxes, closing costs and attorney fees due to Robert Jerry Hand, Mary Alice Hand (Mrs. Dennis (Joe) Hand) and Lubnau Hand and Bailey are paid, the undersigned hereby agrees and acknowledges that any and all debts, obligations and liabilities owing to the undersigned by Nugget Exploration, Inc., as of the dated hereof, including, but not by way of limitation, certain promissory notes and accrued liabilities as listed below with accrued interest, are paid in full, and the undersigned hereby waives and forever releases any claim that the undersigned may have against Nugget Exploration, Inc., in respect to such debts, obligations, and liabilities as of the date of receipt of the payment:


By Nugget Exploration, Inc. to Anne M. MacGuire

                           11/27/95                           $  1,200.00

By Nugget Exploration, Inc. to Mary C. MacGuire

         Note Payable 5/31/84                                 $155,203.00
         Accounts Payable                                     $ 65,285.14
         Accrued Payroll                                      $651,389.00

By Nugget Exploration, Inc. to Natrona Service, Inc. (Wholly Owned by Mary C. MacGuire)

                           3/07/91                           $  34,165.85



Dated this 30 day of April, 1999.




                                   /s/   Anne M. MacGuire
                                   Anne M. MacGuire


                                   /s/   Mary C. MacGuire
                                   Mary C. MacGuire, personally and on behalf of Natrona Service, Inc.